Exhibit 99.1

FOR IMMEDIATE RELEASE
January 17, 2006

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE YEAR 2006.

Earnings Summary
(in thousands except per share data)	4Q 2006	3Q 2006	4Q 2005	12 Months 2006	12 Months 2005
Net income	$9,520	$9,884	$8,890	$39,064	$34,412
Earnings per share	$0.63	$0.65	$0.59	$2.59	$2.31
Earnings per share (diluted)	$0.62	$0.64	$0.58	$2.55	$2.27

Return on average assets	1.28%	1.34%	1.23%	1.33%	1.22%
Return on average equity	13.45%	14.40%	13.94%	14.51%	13.98%
Efficiency ratio	57.43%	55.35%	55.34%	56.67%	56.83%

Dividends declared per share	$0.27	$0.26	$0.26	$1.05	$0.98
Book value per share	$18.63	$18.16	$16.93	$18.63	$16.93

Weighted average shares	15,154	15,129	14,975	15,086	14,908
Weighted average shares (diluted)	15,417	15,369	15,225	15,300	15,139

Community Trust Bancorp, Inc. (NASDAQ-CTBI) is pleased to report record earnings for the year ended December 31, 2006 of $39.1 million or $2.59 per share compared to $34.4 million or $2.31 per share earned during the year ended December 31, 2005. Earnings for the fourth quarter 2006 were $9.5 million or $0.63 per share compared to $8.9 million or $0.59 per share earned during the fourth quarter of 2005 and $9.9 million or $0.65 per share earned during the third quarter of 2006.

Fourth Quarter and Year 2006 Highlights

❖	The Company's basic earnings per share for the year 2006 increased 12.1% from prior year. Earnings per share for the fourth quarter 2006 reflect an increase of 6.8% over the fourth quarter 2005.

❖
The Company's year-to-date net interest margin remained flat from prior year at 4.02%. As anticipated by management, as interest rates stabilized the Company experienced margin pressure which is reflected in the decrease in the quarterly net interest margin of 18 basis points from prior year and 14 basis points from prior quarter.

❖
The Company’s average earning assets for the year ended December 31, 2006 were a 4.5% increase over the year ended December 31, 2005.  Average earning assets for the quarter ended December 31, 2006 increased 3.4% from the quarter ended December 31, 2005 and 0.7% from the quarter ended September 30, 2006.

❖	The Company's investment portfolio increased 5.0% from December 31, 2005 to December 31, 2006 and an annualized 7.2% from prior quarter.

❖	The Company's loan portfolio grew at a rate of 2.9% from December 31, 2005 and at an annualized rate of 2.5% from prior quarter.

❖
The Company's asset quality continues to improve as evidenced by nonperforming loans as a percentage of total loans at December 31, 2006 of 0.66%, a 36 basis point decrease from December 31, 2005 and a decrease of 7 basis points from prior quarter.

❖
As a result of the improvement in credit quality trends, provision for loan losses for the year ended December 31, 2006 decreased to $4.3 million compared to $8.3 million for the same period last year. Provision for loan losses for the quarter ended December 31, 2006 was $1.2 million compared to $2.7 million for the quarter ended December 31, 2005 and $1.8 million for the quarter ended September 30, 2006.

❖
Return on average assets for the year ended December 31, 2006 was 1.33%, a 9.0% increase from the 1.22% for the year ended December 31, 2005. Return on average assets for the quarter ended December 31, 2006 of 1.28% was an increase from the 1.23% for the same period 2005.

❖
Our return on average shareholders' equity for the year ended December 31, 2006 of 14.51% reflects a 53 basis point or 3.8% increase from the 13.98% for the year ended December 31, 2005. Return on average shareholders' equity for the quarter ended December 31, 2006 was 13.45% compared to 13.94% for the quarter ended December 31, 2005 and 14.40% for the quarter ended September 30, 2006.

❖
CTBI's efficiency ratio for the year ended December 31, 2006 improved 16 basis points to 56.67% compared to 56.83% for the year ended December 31, 2005. Our efficiency ratio for the quarter ended December 31, 2006 was 57.43% compared to 55.34% for the quarter ended December 31, 2005 and 55.35% for the quarter ended September 30, 2006.

Net Interest Income

 Our year over year net interest margin remained flat at 4.02%. As rates stabilized in the latter part of the year, the margin compressed as expected. Our net interest margin for the fourth quarter 2006 was 3.94% compared to 4.12% for the fourth quarter 2005 and 4.08% for the third quarter 2006.

 Year-to-date net interest income increased 4.4% or $4.6 million from the year ended December 31, 2005. Net interest income for the quarter of $26.7 million was a decrease of 0.9% from the $27.0 million for the fourth quarter 2005 and a 2.7% decrease from the $27.4 million for the third quarter 2006. Average earning assets for the year ended December 31, 2006 increased 4.5% or $116.0 million over the year ended December 31, 2005. Average earning assets increased 3.4% from the quarter ended December 31, 2005 and 0.7% from prior quarter to $2.7 billion for the quarter ended December 31, 2006.

Noninterest Income

Year-to-date noninterest income decreased 2.7% to $32.7 million for the year ended December 31, 2006 from the $33.6 million for the same period last year. Noninterest income for the quarter ended December 31, 2006 increased 0.2% from the quarter ended December 31, 2005 and 4.6% from the quarter ended September 30, 2006.

The following table displays the quarterly and year over year activity in the various significant noninterest income accounts.

Noninterest Income Summary
(in thousands)	4Q 2006	3Q 2006	4Q 2005	12 Months 2006	12 Months 2005
Deposit related fees	$5,081	$5,220	$4,820	$20,162	$18,050
Loan related fees	700	661	1,508	2,473	5,638
Trust revenue	1,074	927	837	3,743	3,067
Gains on sales of loans	380	265	389	1,265	1,481
Other revenue	1,377	1,158	1,042	5,076	5,391
Total noninterest income	$8,612	$8,231	$8,596	$32,719	$33,627

The increases in recurring revenue sources year over year 2005 to 2006 in deposit related fees and trust revenue were offset by declines in gains on sales of loans due to the interest rate environment and loan related fees.

Noninterest Expense

 Year-to-date noninterest expense increased 2.3% from $78.6 million to $80.4 million. The most significant components of this increase were a 3.8% increase in personnel expenses due to normal annual salary adjustments and health care costs and a 6.8% increase in occupancy and equipment due to expenditures for new branch locations and technology and communication upgrades to the Company's core operating systems. Noninterest expense for the quarter ended December 31, 2006 of $20.5 million was a 3.1% increase from the $19.9 million for the fourth quarter 2005 and a 2.8% increase from the $20.0 million for the third quarter 2006.

Balance Sheet Review

The Company’s total assets grew $118.7 million or 4.2% during 2006 with $75.4 million of the growth occurring during the fourth quarter. Asset growth during 2006 was all organic growth and is inclusive of the reduction of $40 million in the investment portfolio during the third quarter to payoff a maturing Federal Home Loan Bank advance. Loans outstanding at December 31, 2006 of $2.2 billion grew $60.1 million or 2.9% during the year. Loan growth for the quarter was $13.3 million, an annualized growth rate of 2.5%. Deposits, including repurchase agreements, of $2.5 billion at December 31, 2006 were a 5.3% or $127.1 million increase from December 31, 2005 and an annualized 10.6% or $65.0 million increase from September 30, 2006. The deposit growth in excess of loan growth was invested in our investment portfolio and federal funds sold.  Federal funds sold almost doubled year over year and quarter over quarter with increases of $31.0 million and $37.7 million, respectively, while the investment portfolio increased 5.0% or $23.7 million year over year and an annualized 7.2% or $8.8 million during the quarter.

Shareholders’ equity of $282.4 million on December 31, 2006 was an 11.2% increase from the $253.9 million on December 31, 2005 and an annualized increase of 10.8% from the $274.9 million on September 30, 2006.

Asset Quality

Nonperforming loans at December 31, 2006 were $14.2 million, a 33.5% decrease from $21.4 million at December 31, 2005 and a 9.2% decrease from the $15.7 million at September 30, 2006. Nonperforming loans as a percentage of total loans at December 31, 2006 were 0.66%, a 36 basis point decrease from December 31, 2005 and a 7 basis point decrease from prior quarter.

Foreclosed properties at December 31, 2006 were $4.5 million compared to $5.4 million on December 31, 2005 and $3.9 million on September 30, 2006.

Net loan charge-offs for the year decreased 16.8% from $7.6 million, or 0.4% of average loans, to $6.3 million, or 0.3% of average loans. Net loan charge-offs for the quarter ended December 31, 2006 were $1.7 million compared to $2.9 million for the quarter ended December 31, 2005 and $1.6 million for the quarter ended September 30, 2006. Reflective of the improvement in asset quality, our reserve for losses on loans as a percentage of total loans outstanding at December 31, 2006 decreased to 1.27% from the 1.40% at December 31, 2005 and the 1.30% at September 30, 2006.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by the Company of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters. In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect the Company’s results. These statements are representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.0 billion, is headquartered in Pikeville, Kentucky and has 74 banking locations across eastern, northeast, central, and south central Kentucky, five banking locations in southern West Virginia, and five trust offices across Kentucky.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2006
(in thousands except per share data)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Interest income	$49,194	$48,453	$43,494	$189,145	$160,162
Interest expense	22,496	21,028	16,544	81,538	57,117
Net interest income	26,698	27,425	26,950	107,607	103,045
Loan loss provision	1,200	1,755	2,748	4,305	8,285

Gains on sales of loans	380	265	389	1,265	1,481
Deposit service charges	5,081	5,220	4,820	20,162	18,050
Trust revenue	1,074	927	837	3,743	3,067
Insurance commissions	126	124	53	532	382
Other noninterest income	1,951	1,695	2,497	7,017	10,647
Total noninterest income	8,612	8,231	8,596	32,719	33,627

Personnel expense	11,607	10,750	10,845	44,145	42,535
Occupancy and equipment	2,779	2,735	2,702	11,467	10,739
Amortization of core deposit intangible	158	159	158	634	607
Other noninterest expense	5,962	6,313	6,183	24,161	24,688
Total noninterest expense	20,506	19,957	19,888	80,407	78,569

Net income before taxes	13,604	13,944	12,910	55,614	49,818
Income taxes	4,084	4,060	4,020	16,550	15,406
Net income	$9,520	$9,884	$8,890	$39,064	$34,412

Memo: TEQ interest income	$49,591	$48,849	$43,888	$190,719	$161,738

Average shares outstanding	15,154	15,129	14,975	15,086	14,908
Basic earnings per share	$0.63	$0.65	$0.59	$2.59	$2.31
Diluted earnings per share	$0.62	$0.64	$0.58	$2.55	$2.27
Dividends per share	$0.27	$0.26	$0.26	$1.05	$0.98

Average balances:
Loans, net of unearned income	$2,160,249	$2,144,185	$2,107,267	$2,131,649	$2,024,756
Earning assets	2,725,182	2,706,026	2,634,476	2,715,464	2,599,443
Total assets	2,951,213	2,932,924	2,864,359	2,942,892	2,817,549
Deposits	2,328,294	2,282,383	2,263,820	2,294,385	2,217,735
Interest bearing liabilities	2,220,325	2,205,385	2,142,813	2,214,162	2,127,658
Shareholders' equity	280,707	272,256	253,010	269,202	246,119

Performance ratios:
Return on average assets	1.28%	1.34%	1.23%	1.33%	1.22%
Return on average equity	13.45%	14.40%	13.94%	14.51%	13.98%
Yield on average earning assets (tax equivalent)	7.22%	7.16%	6.61%	7.02%	6.22%
Cost of interest bearing funds (tax equivalent)	4.02%	3.78%	3.06%	3.68%	2.68%
Net interest margin (tax equivalent)	3.94%	4.08%	4.12%	4.02%	4.02%
Efficiency ratio (tax equivalent)	57.43%	55.35%	55.34%	56.67%	56.83%

Loan charge-offs	$2,413	$2,101	$3,817	$9,430	$10,968
Recoveries	(733)	(538)	(876)	(3,145)	(3,413)
Net charge-offs	$1,680	$1,563	$2,941	$6,285	$7,555

Market Price:
High	$42.59	$39.07	$34.69	$42.59	$35.01
Low	36.51	33.62	30.12	30.60	27.94
Close	41.53	37.65	30.75	41.53	30.75

			As of	As of	As of
			December 31, 2006	September 30, 2006	December 31, 2005

Assets:
Loans, net of unearned			$2,167,458	$2,154,129	$2,107,344
Loan loss reserve			(27,526)	(28,006)	(29,506)
Net loans			2,139,932	2,126,123	2,077,838
Loans held for sale			1,431	1,826	135
Securities AFS and other			453,878	443,350	422,253
Securities HTM			40,508	42,213	48,444
Other earning assets			63,202	25,483	32,279
Cash and due from banks			94,336	77,078	89,932
Premises and equipment			55,665	56,025	57,966
Goodwill and core deposit intangible			67,610	67,769	66,709
Other assets			53,199	54,452	55,497
Total Assets			$2,969,761	$2,894,319	$2,851,053

Liabilities and Equity:
NOW accounts			$18,107	$16,636	$19,542
Savings deposits			669,263	648,336	598,280
CD's >=$100,000			438,080	421,959	411,749
Other time deposits			785,723	778,737	771,051
Total interest bearing deposits			1,911,173	1,865,668	1,800,622
Noninterest bearing deposits			429,994	414,037	445,929
Total deposits			2,341,167	2,279,705	2,246,551
Repurchase agreements			161,630	158,085	129,156
Other interest bearing liabilities			158,526	148,650	201,660
Noninterest bearing liabilities			26,063	32,980	19,741
Total liabilities			2,687,386	2,619,420	2,597,108
Shareholders' equity			282,375	274,899	253,945
Total Liabilities and Equity			$2,969,761	$2,894,319	$2,851,053

Ending shares outstanding			15,158	15,141	14,997
Memo: Market value of HTM Securities			$39,015	$40,237	$46,528

90 days past due loans			$4,294	$6,648	$8,284
Nonaccrual loans			9,863	8,926	12,219
Restructured loans			66	84	899
Foreclosed properties			4,524	3,900	5,410

Tier 1 leverage ratio			9.58%	9.42%	8.94%
Tier 1 risk based ratio			12.21%	12.05%	11.52%
Total risk based ratio			13.43%	13.30%	12.76%
FTE employees			1,021	1,006	1,003

Community Trust Bancorp, Inc. reported earnings for the three and twelve months ending December 31, 2006 and 2005 as follows:

		Three Months Ended		Twelve Months Ended
		December 31		December 31
		2006	2005	2006	2005

Net income		$9,520	$8,890	$39,064	$34,412

Basic earnings per share		$0.63	$0.59	$2.59	$2.31

Diluted earnings per share		$0.62	$0.58	$2.55	$2.27

Average shares outstanding		15,154	14,975	15,086	14,908

Total assets (end of period)		$2,969,761	$2,851,053

Return on average equity		13.45%	13.94%	14.51%	13.98%

Return on average assets		1.28%	1.23%	1.33%	1.22%

Provision for loan losses		$1,200	$2,748	$4,305	$8,285

Gains on sales of loans		$380	$389	$1,265	$1,481